UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.02	Termination of a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Signatures

Exhibits

Item 1.02 Termination of a Material Definitive Agreement

After a long and successful career with Optical Cable Corporation (the “Company”), Mr. Luke J. Huybrechts, the Company’s Senior Vice President of Operations, has retired effective February 29, 2008. Mr. Huybrechts was employed by the Company for over 20 years, serving as Senior Vice President of Sales before becoming Senior Vice President of Operations in May 2004. Mr. Huybrechts has also served on the Company’s Board of Directors since 1995.

Mr. Huybrechts was employed pursuant to an employment agreement with the Company, dated as of November 1, 2002. Under the terms of this employment agreement, Mr. Huybrechts was paid an annual base salary, which was increased periodically and had an annual bonus opportunity equal to 35% of his annual base salary (as adjusted periodically—and was 45% for fiscal year 2007) pursuant to the terms of his agreement. Mr. Huybrechts’ employment agreement anticipated that he would participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 2005 Stock Incentive Plan. The initial term of Mr. Huybrechts’ employment agreement was through October 31, 2005, with the agreement being renewed and extended for one year on each November 1, beginning on November 1, 2003, unless the Company or Mr. Huybrechts provided the other party with prior written notice of the intention to not renew and extend the agreement. Pursuant to the terms of his employment agreement, Mr. Huybrechts is not entitled to additional compensation in connection with his retirement other than his annual base salary and any earned but unpaid paid time off through February 29, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

After a long and successful career at the Company, Mr. Luke J. Huybrechts, the Company’s Senior Vice President of Operations, has retired effective February 29, 2008. Mr. Huybrechts was employed by the Company for over 20 years, serving as Senior Vice President of Sales before becoming Senior Vice President of Operations in May 2004. Mr. Huybrechts has also served on the Company’s Board of Directors since 1995.

Mr. Huybrechts was employed by the Company pursuant to an employment agreement. In connection with his retirement, Mr. Huybrechts’ employment agreement with the Company has terminated, except for certain surviving provisions regarding confidentiality, non-competition and non-solicitation of customers and employees.

Mr. Huybrechts will complete his current term as a member of the Board of Directors through the Company’s shareholder meeting on March 25, 2008, but will not stand for re-election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Vice President and Chief Financial Officer

Dated: March 4, 2008